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                                                                    EXHIBIT 6(d)

                                AMENDMENT NO. 2

                         MASTER DISTRIBUTION AGREEMENT


     The Master Distribution Agreement (the "Agreement"), dated October 18, 1993, by and between Short-Term Investments Co., a Maryland corporation, and Fund Management Company, a Texas corporation, is hereby amended as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

Prime Portfolio

     Institutional Class
     Personal Investment Class
     Private Investment Class
     Cash Management Class
     Resource Class

Liquid Assets Portfolio

     Institutional Class
     Private Investment Class
     Cash Management Class"


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: ____________________, 1995

                                          SHORT-TERM INVESTMENTS CO.


Attest: __________________________        By: ________________________________
           Assistant Secretary                           President

(SEAL)

                                          FUND MANAGEMENT COMPANY



Attest: __________________________        By: ________________________________
           Assistant Secretary                           President

(SEAL)